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                                                                   EXHIBIT 99.3

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion of the financial condition and results of operations of BEA Systems, Inc. should be read in conjunction with the Management's Discussion and Analysis or Plan of Operations and the Consolidated Financial Statements and the Notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended January 31, 1998, and the supplemental consolidated financial statements and notes thereto, contained in this Form 8-K/A, reflecting the merger with WebLogic, Inc. This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding beliefs, plans, expectations or intentions regarding the future. All forward-looking statements included in this document are made as of the date hereof, based on information available to BEA as of the date thereof, and BEA assumes no obligation to update any forward-looking statement. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described under the heading "Factors That May Impact Future Operating Results."

  On September 30, 1998, the Company issued 7,643,120 shares of its common stock to acquire WebLogic, Inc., (WebLogic) a San Francisco-based software company, in a transaction accounted for as a pooling of interests. All financial information for dates and periods prior to the merger with WebLogic have been recast to reflect the combined operations of the Company and WebLogic.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JULY 31, 1998 AND 1997, AND YEARS ENDED JANUARY 31, 1998 AND
1997

 Revenues

  The Company's revenues are derived from fees for software licenses and customer support, education and consulting services. The Company's consolidated revenues for the six months ended July 31, 1998 were $126.1 million, which represented an 85 percent increase from $68.2 million in the same period of the prior fiscal year. Consolidated revenues also increased 158 percent to $166.4 million for the year ended January 31, 1998, compared to $64.6 million for the year ended January 31, 1997.

  License revenues for the six months ended July 31, 1998 were $86.5 million, an increase of 68 percent from $51.5 million in the same period of the prior fiscal year. License revenues increased 161 percent to $123.0 million for the year ended January 31, 1998 as compared to $47.1 million for the year ended January 31, 1997. The increases were mainly due to continued customer acceptance of and increase in market awareness for the Company's middleware products, expansion of the Company's direct sales force and the development of indirect sales channels, such as value-added resellers and distributors. License revenues represented 69 percent and 76 percent of total revenues for the six months ended July 31, 1998 and 1997, respectively, and 74 percent and 73 percent of total revenues for the years ended January 31, 1998 and 1997, respectively. The decrease in license revenue as a percentage of total revenues for the six months ended July 31, 1998 was due primarily to the substantial increase in service revenues as a result of the Company's increased focus on its service offerings.

  Service revenues for the six months ended July 31, 1998 were $39.6 million, an increase of 138 percent from $16.7 million in the same period of the prior fiscal year. Service revenues represented 31 percent and 24 percent of total revenues for the six months ended July 31, 1998 and 1997, respectively. For the year ended January 31, 1998, service revenues were $43.5 million, an increase of 148 percent from $17.5 million in the same period of the prior fiscal year. Service revenues represented 26 percent and 27 percent of total revenues for the years ended January 31, 1998 and 1997, respectively. The increases in service revenues was due in large part

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to an increase in the number of service related product offerings as well as an increase in the number of service and support employees and consultants.

  International revenues accounted for 46 percent and 45 percent for the six months ended July 31, 1998 and 1997, respectively. For the years ended January 31, 1998 and 1997, international revenues were 42 percent and 34 percent of total revenue. The Company experienced revenue growth in the Americas and Europe, with the European region experiencing particularly strong performance. Revenues from the Asia/Pacific region for the six month period ended July 31, 1998 comprised a lower percentage of total revenues than posted in the same period of the prior fiscal year as a result of economic, banking and currency difficulties in that region which has resulted in the delay of orders for the Company's products from Asian customers and is likely to result in further delays and cancellations, of such orders. The Company anticipates that its financial results will continue to be adversely impacted by weak Asian economic conditions.

  For the six month and fiscal year periods, the Company continued to derive the majority of its license revenues from BEA TUXEDO and products that work in conjunction with BEA TUXEDO. Additionally, service revenues relate principally to the BEA TUXEDO product family. Management expects that license and service revenues from BEA TUXEDO will continue to account for the majority of the Company's revenues for the foreseeable future.

 Cost of Revenues

  Consolidated cost of revenues increased 103 percent for the six months ended July 31, 1998 to $35.0 million as compared to $17.3 million for the same period in the prior fiscal year. As a percent of total revenue, total cost of revenues increased from 25 percent in the six months ended July 31, 1997 to 28 percent in the six months ended July 31, 1998. This increase in cost of revenues as a percentage of total revenue for the six months ended July 31, 1998 was primarily the result of an increase in services as a percentage of total revenue. Traditionally, services carry a substantially higher cost of revenues than software license sales. Consolidated cost of revenues for the year ended January 31, 1998 was $41.0 million as compared to $20.0 million for the year ended January 31, 1997, an increase of a 105 percent. As a percent of total revenues, total cost of revenues decreased from 31 percent for the year ended January 31, 1997 to 25 percent for the year ended January 31, 1998. The decrease in cost of revenues as a percentage of total revenue for the year ended January 31, 1998 was primarily the result of significant revenue growth.

  Cost of licenses includes expenses related to the purchase of compact discs, costs associated with transferring the Company's software to electronic media, the printing of user manuals, packaging and distribution costs. Cost of licenses totaled $1.6 million and $1.2 million for the six months ended July 31, 1998 and 1997, respectively. Cost of licenses totaled $2.4 million and $1.6 million for the years ended January 31, 1998 and 1997, respectively. For both the six months and fiscal year periods presented, cost of licenses represented approximately 2 percent of license revenues.

  Cost of services, which consists primarily of salaries and benefits for the Company's consulting and product support personnel, was $25.0 million and $10.7 million for the six months ended July 31, 1998 and 1997, respectively, representing 63 percent and 64 percent of total service revenues for each period. Cost of services were $27.3 million and $9.7 million for the years ended January 31, 1998 and 1997, respectively, representing 63 percent and 55 percent of total service revenues for each period. The increase in cost of services was due primarily to additional consulting, education and support personnel in response to the increased demand for the Company's service products. Additionally, customer support costs increased due to the expansion of customer support centers in Europe and Asia and increased costs to improve the Company's overall customer support infrastructure. In the future, management expects the cost of services as a percentage of total service revenues to range between 65 percent and 70 percent as the Company continues to build its support and service organization, although there can be no assurance that the Company will be able to maintain such percentages.

  Amortization of certain acquired intangible assets totaled $8.4 million and $5.4 million for the six months ended July 31, 1998 and 1997, respectively and $11.3 million and $8.7 million for the years ended January 31,

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1998 and 1997. As a percentage of total revenues, amortization expense was 7 percent and 8 percent for the six month periods ended July 31, 1998, and July 31, 1997. For the years ended January 31, 1998 and 1997, amortization expense was 7 percent and 13 percent, respectively. While decreasing as a percentage of total revenue, the increase in absolute dollars is primarily due to intangible assets resulting from a number of strategic acquisitions. In the future, amortization expense associated with intangible assets acquired through July 31, 1998 is expected to total approximately $6.8 million and $6.2 million for the remaining third and fourth quarter of fiscal year 1999, and approximately $26.9 million for the fiscal year ending January 31, 2000 and thereafter approximately $23.2 million in aggregate through the fiscal year ending January 31, 2004.

 Operating Expenses

  Sales and marketing expenses include salaries, sales commissions, travel and facility costs for the Company's sales and marketing personnel. These expenses also include programs aimed at increasing revenues, such as advertising, public relations, trade shows and expositions. Sales and marketing expenses were $58.9 million and $33.6 million for the six months ended July 31, 1998 and 1997, respectively, representing 47 percent and 49 percent of total revenues for each period. Sales and marketing expenses were $77.8 million and $31.3 million for the years ended January 31, 1998 and 1997, respectively, representing 47 percent and 48 percent of total revenues for each period. While decreasing as a percentage of total revenues, sales and marketing expenses increased in absolute dollars due to the expansion of the Company's direct sales force and an increase in marketing personnel and programs. The Company expects to continue to invest in sales channel expansion and marketing programs to promote the Company's products and competitive position. Accordingly, the Company expects sales and marketing expenses to continue to increase in future periods in absolute dollars while remaining relatively constant as a percentage of total revenues, although there can be no assurance that total revenues will increase to maintain such percentage.

  Research and development expenses consist primarily of salaries and benefits for software engineers, contract development fees, costs of computer equipment used in software development and facilities expenses. For the six months ended July 31, 1998 and 1997, research and development expenses were $21.0 million and $11.9 million, respectively, representing 17 percent and 18 percent of total revenues for each period. For the years ended January 31, 1998 and 1997, research and development expenses were $29.2 million and $18.4 million, respectively, representing 18 percent and 28 percent of total revenues for each period. While decreasing as a percentage of total revenues, research and development spending increased in absolute dollars due to an increase in software development personnel and related expenses. The Company expects to continue to commit substantial resources to product development and engineering in future periods. As a result, the Company expects research and development expenses to continue to increase in absolute dollars in future periods. Additionally, management intends to continue recruiting and hiring experienced software development personnel and to consider the licensing and acquisition of technologies complementary to the Company's business.

  General and administrative expenses include costs for the Company's human resources, finance, information technology and general management functions, as well as the amortization of goodwill associated with various acquisitions. General and administrative expenses were $12.2 million and $8.2 million for the six months ended July 31, 1998 and 1997, respectively, representing 10 percent and 12 percent of total revenues for each period. General and administrative expenses were $18.2 million and $12.9 million for the years ended January 31, 1998 and 1997, respectively, representing 11 percent and 20 percent of total revenues for each period. While decreasing as a percentage of total revenues, the increase in general and administrative expenses in absolute dollars was attributed to the expansion of the Company's support infrastructure, including information systems and associated expenses necessary to manage the Company's growth. The decrease in general and administrative expenses as a percentage of total revenue was due to the substantial increase in the Company's total revenues and economies of scale achieved in its administrative functions. Goodwill amortization totaled $803,000 and $83,000 for the six months ended July 31, 1998 and 1997, respectively. For fiscal years ended January 31, 1998 and 1997, goodwill amortization totaled $500,000 and $200,000, respectively. In the future, amortization of goodwill acquired prior to July 31, 1998 is expected to total $989,000 for each of the remaining quarters in fiscal year 1999, approximately $4.0 million for the fiscal year ending January 31, 2000 and thereafter approximately

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$4.9 million in aggregate through the fiscal year ending January 31, 2003. The
Company anticipates that general and administrative expenses will increase in absolute dollars while decreasing slightly as a percentage of total revenues, although there can be no assurances that total revenues will increase to achieve such percentage.

  Acquisition-related charges for the six months ended July 31, 1998 included a $38.8 million write-off of acquired in-process research and development expenses associated with the acquisition of TOP END from NCR. For the six months ended July 31, 1997 and the year ended January 31, 1998, the Company incurred a $16.0 million charge associated with the write-off of acquired in-process research and development expenses relating to certain technologies and products purchased from Digital Equipment Corporation ("Digital"). For the year ended January 31, 1997, acquisition-related charges included a $62.2 million write-off of in-process research and development related to technologies acquired from Novell.

 Interest and Other

  Interest expense was approximately $2.5 million for the six months ended July 31, 1998 and $1.8 million for the same period of the prior fiscal year. Interest income was $2.5 million for the six months ended July 31, 1998 and was not material in the prior fiscal year. The increase in interest expense was due to a higher average amount of outstanding borrowings in the second quarter of fiscal year 1999 compared to the prior year, primarily due to the issuance of $250 million of its 4% Convertible Subordinated Notes (the Notes). Interest income increased due to a higher average cash, cash equivalents and short-term investment balances, generated primarily from proceeds of the convertible note offering.

 Provision for Income Taxes

  The Company recorded an income tax provision of $1.7 million and $1.2 million in the six months ended July 31, 1998 and 1997, respectively, as compared to an income tax provision of $2.8 million and $800,000 for the years ended January 31, 1998 and 1997, respectively. The Company's income tax provision for the six months ended July 31, 1998, was higher than the comparable period for the prior fiscal year, primarily due to taxable earnings after giving consideration to federal and state net operating loss and tax carryovers, foreign withholding tax and foreign income tax expense as a result of local country profits.

LIQUIDITY AND CAPITAL RESOURCES

  At July 31, 1998, cash, cash equivalents and short-term investments totaled $246 million as compared to $99.7 million at January 31, 1998, an increase of $146.3 million. The increase in cash, cash equivalents and short-term investments was primarily due to proceeds from the Notes offset by cash used in acquisitions, principally TOP END from NCR. Additionally, while the Company generated approximately $3.3 million of cash from operations for the six months ended July 31, 1998, cash was used to repay portions of the Company's outstanding notes payable and capital lease obligations. Working capital totaled $212.9 million at July 31, 1998, as compared to $56.7 million at January 31, 1998.

  At July 31, 1998, the Company's outstanding short and long-term debt obligations were $282.7 million, up from $45.8 million at January 31, 1998. At July 31, 1998, the Company's outstanding debt obligations consisted principally of the $250 million Notes and $27.7 million ($38.7 million at January 31, 1998) due to Novell, Inc. in connection with the acquisition of TUXEDO. In August 1998, the Company paid in full the debt obligation due Novell.

  In addition to normal operating expenses, cash requirements are anticipated for development of new software products and enhancement of existing products, financing anticipated growth, payment of outstanding debt obligations and the acquisition of products and technologies complementary to the Company's business. The Company believes that its existing cash, cash equivalents, short-term investments, borrowing from the Notes, and cash generated from operations, if any, will be sufficient to satisfy its currently anticipated cash requirements through July 31, 1999. However, the Company intends to make additional acquisitions and may need to raise

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additional capital through future debt or equity financing to the extent necessary to fund any such acquisitions. There can be no assurance that additional financing will be available, if at all, or on terms favorable to the Company.

IMPACT OF THE YEAR 2000

  The Company has designed, developed and tested the most current version of BEA TUXEDO and its other software products to be Year 2000 compliant. However, some of the Company's customers may be using software versions that are not Year 2000 compliant. The Company has been encouraging such customers to upgrade to current product versions. It is possible that the Company may experience additional costs associated with assisting customers with these upgrades. In addition, the current products may contain undetected errors or defects associated with Year 2000 functions that may have a material adverse effect on the Company's business, results of operations and financial condition. Year 2000 compliance issues are expected to result in a significant amount of litigation against software vendors and the extent to which the Company may be affected is uncertain.

  The Company has been informed by substantially all of its business application software suppliers that their software is Year 2000 compliant. The software from these suppliers is used in the Company's financial, sales, customer support and administrative operations. Accordingly, the Company does not anticipate that the advent of the millennium will not have a material effect on its business, operating results and financial condition. However, there can be no assurances that Year 2000 problems will not occur with respect to the Company's computer systems. The Year 2000 problem may affect other entities with which the Company transacts business and the Company cannot predict the effect of the Year 2000 problem on such entities.

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                                  RISK FACTORS

  Investors should carefully consider the following risk factors in evaluating an investment in the Common Stock offered hereby. This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements contain words an be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. BEA's actual results could differ materially from these projected or assumed in these forward-looking statements because of risks and uncertainties, including risks and uncertainties described in the risk factors below and elsewhere in this Prospectus. BEA assumes no obligation to update any such forward-looking statement or reason why actual results might differ.

LIMITED OPERATING HISTORY; INTEGRATION OF ACQUISITIONS; NO ASSURANCE OF PROFITABILITY

  BEA was incorporated in January 1995 and therefore has a limited operating history. We have generated revenues to date primarily from sales of BEA TUXEDO, a product to which we acquired worldwide rights in February 1996, and from fees for related services. We have also acquired a number of businesses, technologies and products, most recently WebLogic, Inc. (WebLogic). Our limited operating history and the difficulties of integrating a number of separate and independent business operations subject our business to numerous risks. At July 31, 1998, we had an accumulated deficit of approximately $173 million. In addition, in connection with certain acquisitions completed prior to July 31, 1998, we recorded approximately $234.2 million as intangible assets, approximately $158.7 million of which has been amortized and approximately $75.5 million of which we expect to amortize in future periods through our fiscal year ending January 31, 2004. We expect to expense to cost of revenues and general and administrative expenses $26.0 million of such intangible assets in the fiscal year ending January 31, 1999 and $30.8 million in the fiscal year ended January 31, 2000. If we acquire additional businesses, products and technologies in the future, we may report additional, potentially significant, expenses related thereto. If future events cause the impairment of any capitalized intangible assets, we may have to amortize expenses sooner than we expect. For the foregoing reasons, there can be no assurance that we will be profitable in any future period and recent operating results should not be considered indicative of future financial performance.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

  We expects that we will experience significant fluctuations in our future quarterly operating results as a result of many factors, including, among others:

  . the size and timing of customer orders, introduction or enhancement of our products or our competitors' products

  . market acceptance of middleware products

  . the lengthy sales cycle for our products

  . technological changes in computer systems and environments

  . structure and timing of future acquisitions of businesses, products and technologies, including the acquisition of the TOP END enterprise middleware technology and product family from NCR and the WebLogic application server technology

  . the impact and duration of deteriorating economic and political conditions in Asia and related declines in Asian currency values

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  . general economic conditions which can affect our customers' capital investment levels

  . our ability to develop, introduce and market new products on a timely basis

  . changes in our or our competitors' pricing policies, customer order deferrals in anticipation of future new products and product enhancements

  . our success in expanding our sales and marketing programs

  . the mix of our products and services sold, mix of distribution channels

  . our ability to meet the service requirements of our customers

  . costs associated with acquisitions, including the acquisition of the TOP
    END enterprise middleware technology and product family from NCR and the WebLogic acquisition

  . the terms and timing of financing activities

  . loss of key personnel and fluctuations in other foreign currency exchange rates

  . interpretations of the recently introduced statement of position on software revenue recognition.

  As a result of all of these factors, we believe that quarterly revenues and operating results are difficult to forecast and period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

  Our revenues are derived from large orders as customers deploy our products throughout their organizations. Increases in the revenue size of individual license transactions also increase the risk of fluctuation in future quarterly results. If we cannot generate large customer orders, or customers delay or cancel such orders in a particular quarter, it will have a material adverse effect on our revenues and, more significantly on a percentage basis, our net income or loss in that quarter. Moreover, we typically receive and fulfill a majority of our orders within the quarter, with a substantial portion occurring in the last month of a fiscal quarter. As a result, we may not learn of revenue shortfalls until late in a fiscal quarter. Additionally, our operating expenses are based in part on our expectations for future revenue and are relatively fixed in the short term. Any revenue shortfall below our expectations could have an immediate and significant adverse effect on our results of operations.

  As is common in the software industry, we believe that a variety of factors cause our fourth quarter orders to be favorably impacted, including year-end capital purchases by larger corporate customers and sales incentive programs. This increase typically results in first quarter customer orders being lower than orders received in the immediately preceding fourth quarter. We anticipates that this seasonal impact is likely to increase as we continue to focus on large corporate accounts.

  Similarly, shortfalls in our revenues and earnings from levels expected by securities analysts could have an immediate and significant adverse effect on the trading price of our Common Stock. Moreover, our stock price is subject to the volatility generally associated with software and technology stocks and may also be affected by broader market trends unrelated to our performance may also affect our stock price.

RISKS ASSOCIATED WITH PAST AND FUTURE ACQUISITIONS

  From our inception in January 1995, we have made a number of strategic acquisitions. Integration of acquired companies, divisions and products involves the assimilation of potentially conflicting operations and products, which divert the attention of our management team and may have a material adverse effect on our operating results in future quarters. We acquired WebLogic, Inc. in September 1998 (discussed below), Leader Group and Penta in the quarter ended April 30, 1998, the Entersoft Systems Corporation in July 1998, and TOP END (discussed below) in June 1998. We intend to make additional acquisitions in the future, although there can be no assurance that suitable companies, divisions or products will be available for acquisition. Such acquisitions entail numerous risks, including the risk we will not successfully assimilate the acquired operations

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and products, and retain key employees of the acquired operations. There are also risks relating to the diversion of our management's attention and difficulties and uncertainties in our ability to maintaining the key business relationships the acquired entities have established. In addition, if we undertake future acquisitions, we may issue dilutive securities, assume or incur additional debt obligations and large one-time expenses, and acquire intangible assets that would result in significant future amortization expense. Any of these events could have a material adverse effect on our business, operating results and financial condition.

  The recently completed WebLogic merger is subject to a number of risks that could adversely affect our ability to achieve the anticipated benefits of this transaction. These risks include the risk that we will not be able to successfully integrate our products and business with WebLogic's and risks relating to the diversion of the attention of the Company's management team, particularly Alfred Chung, the Company's Chief Technical Officer, who will oversee WebLogic's operations. There are also risks relating to competition from other web application server providers, particularly those recently acquired by companies with significantly greater resources than ours. The need to focus our management's attention on establishing relationships with, and procedures for communicating with, WebLogic employees may reduce our ability to successfully pursue other opportunities for a period of time. Any departure of key WebLogic employees or significant numbers of other WebLogic employees could have a material adverse effect on our operations. We may face difficulties in retaining WebLogic customers.

  The recently-completed TOP END acquisition is also subject to a number of risks that could adversely affect our ability to achieve benefits we anticipate from the TOP END acquisition. The location of the TOP END operations and personnel in San Diego, California, where we did not previously have any material operations exacerbates the risks of this acquisition. The need to focus management's attention on establishing relationships with, and procedures for communicating with, TOP END employees may reduce our ability to successfully pursue other opportunities for a period of time. Any departure of key TOP END employees or significant numbers of other TOP END employees could have a material adverse effect on our operations. We may face difficulties in retaining TOP END customers, and customers' uncertainties as to our plans and abilities to support both the TOP END products and BEA TUXEDO could adversely affect our ability to retain these customers, which could have a material adverse effect on our operations. We wrote off $38.3 in our quarter ended July 31, 1998 for acquired in-process research and development related to the TOP END acquisition, and we will incur substantial ongoing amortization expenses, which will have a negative impact on our future operating results. See "Recent Events."

PRODUCT CONCENTRATION

  We currently derive the majority of our license and service revenues from BEA TUXEDO and from related products and services we expect these products and services to continue to account for the majority of our revenues for the foreseeable future. As a result, factors adversely affecting the pricing of or demand for BEA TUXEDO, such as competition, product performance or technological change, could have a material adverse effect on our business and consolidated results of operations and financial condition.

LENGTHY SALES CYCLE

  Our customers typically use our products to integrate large, sophisticated applications that are critical to their business, and their purchases are often part of their implementation of a distributed computing environment. Customers evaluating our software products face complex decisions regarding alternative approaches to the integration of enterprise applications, competitive product offerings, rapidly changing software technologies and limited internal resources due to other information systems requirements. For these and other reasons, the sales cycle for our products is lengthy and is subject to delays or cancellation over which we have little or no control. To the extent the revenue size of our license transactions increases, we expect customer evaluations and procurement processes to lengthen and thus extend the overall sales cycle. We believe general economic conditions which impact customers' capital investment decisions also affect our sales cycles. Any significant change in our sales cycle could have a material adverse effect on our business, results of operations and financial condition.

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  Although we use a standard license agreement which meets the revenue recognition criteria under current generally accepted accounting principles, we must often negotiate and revise terms and conditions of this standard agreement, particularly in larger sales transactions. Negotiation of mutually acceptable language can extend the sales cycle and in certain situations, may require us to defer recognition of revenue on the sale. In addition, while we do not expect the recently issued Statement of Position (SOP) 97-2, Software Revenue Recognition (as amended by SOP 98-4), to have a material impact on our revenues and earnings, detailed implementation guidance of these standards has not yet been issued. Once issued, such guidance could require us to make unanticipated changes in our current revenue recognition practices and such changes could have an adverse impact on revenues and earnings.

COMPETITION

  The market for middleware software and related services is highly competitive. Our competitors are diverse and offer a variety of solutions directed at various segments of the middleware software marketplace. These competitors include system and database vendors such as IBM and database vendors such as Oracle, which offer their own middleware functionality for use with their proprietary systems. Microsoft has released a product that includes certain middleware functionality and has demonstrated and announced that it intends to include this functionality in future versions of its Windows NT operating system. In addition, there are companies offering and developing middleware and integration software products and related services that directly compete with products we offer. Further, software development tool vendors typically emphasize the broad versatility of their toolsets and, in some cases, offer complementary middleware software that supports these tools and performs messaging and other basic middleware functions. Last, internal development groups within prospective customers' organizations may develop software and hardware systems that may substitute for those we offer. A number of our competitors and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater name recognition and a larger installed base of customers than us.

  Our principal competitors currently include hardware vendors who bundle their own middleware software products with their computer systems and database vendors that advocate client/server networks driven by the database server. IBM is the primary hardware vendor who offers a line of middleware and database solutions for its customers. The bundling of middleware functionality in IBM proprietary hardware and database systems requires us to compete with IBM in its installed base, where IBM has certain inherent advantages due to its significantly greater financial, technical, marketing and other resources, greater name recognition and the integration of its enterprise middleware functionality with its proprietary hardware and database systems. We need to differentiate our products based on functionality, interoperability with non-IBM systems, performance and reliability and establish our products as more effective solutions to customers' needs. Oracle is the primary relational database vendor offering products that are intended to serve as alternatives to our enterprise middleware solutions.

  Microsoft has demonstrated certain middleware functionality and announced that it intends to include this functionality in future versions of its Windows NT operating system. Microsoft has also introduced a product that includes certain middleware functionality. The bundling of middleware functionality in Windows NT will require us to compete with Microsoft in the Windows NT marketplace, where Microsoft will have certain inherent advantages due to its significantly greater financial, technical, marketing and other resources, greater name recognition, its substantial installed base and the integration of its middleware functionality with Windows NT. If Microsoft successfully incorporates middleware software products into Windows NT or separately offers middleware applications, we will need to differentiate our products based on functionality, interoperability with non-Microsoft platforms, performance and reliability and establish our products as more effective solutions to customers' needs. There can be no assurance that we will be able to successfully differentiate our products from those offered by Microsoft, or that Microsoft's entry into the middleware market will not materially adversely affect our business, operating results and financial condition.

  In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of our current and prospective customers. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Such competition could materially adversely affect our ability to sell additional software licenses and maintenance, consulting and support services on terms favorable to us. Further, competitive pressures could require us to reduce the price of our products and related services, which could materially adversely affect our business, operating results and financial condition. There can be no assurance that we will be able to compete successfully against current and future competitors and the failure to do so would have a material adverse effect upon our business, operating results and financial condition.

INTERNATIONAL OPERATIONS

  International revenues accounted for 46 percent and 45 percent of our consolidated revenues for the six months ended July 31, 1998 and 1997, respectively. We sell our products and services through a network of branches and subsidiaries located in 24 countries worldwide. In addition, we also market through distributors in Europe and the Asia/Pacific region. We believe that our success depends upon continued expansion of our international operations. Our international business is subject to a number of risks, including unexpected changes in regulatory practices and tariffs, greater difficulties in staffing and managing foreign operations, longer collection cycles, seasonality, potential changes in tax laws, greater difficulty in protecting intellectual property and the impact of fluctuating exchange rates between the US dollar and foreign currencies in markets where BEA does business, in particular the French franc, the German mark, the British pound, the Japanese yen, the Australian dollar and the Korean won. General economic and political conditions in these foreign markets may also impact our international revenues. Since the late summer of 1997, a number of Pacific Rim countries have experienced economic, banking and currency difficulties that have led to economic downturns in those countries. Among other things, the decline in value of Asian currencies, together with difficulties obtaining credit, has resulted in a decline in the purchasing power of our Asian customers, which in turn has resulted in the delay of orders for our products from certain Asian customers and is likely to result in further delays and, possibly the cancellation, of such orders. As a result of such delays, our revenues from Asia for the six months ended July 31, 1998 comprised a lower percentage of total revenues than we have historically experienced. We anticipate that weak Asian conditions will continue to adversely impact our financial results. It is difficult for us to predict the extent of the future impact of these conditions. There can be no assurances that these factors and other factors will not have a material adverse effect on our future international revenues and consequently on our business and consolidated financial condition and results of operations.

MANAGEMENT OF GROWTH

  We are continuing to experience a period of rapid and substantial growth that has placed, and if such growth continues would continue to place, a strain on the Company's administrative and operational infrastructure. We have increased the number of our employees from 120 employees in three offices in the United States at January 31, 1996 to approximately 1,200 employees in 51 offices in 24 countries at July 31, 1998. Our ability to manage our staff and growth effectively requires us to continue to improve our operational, financial and management controls, reporting systems and procedures. In this regard, we are currently updating our management information systems to integrate financial and other reporting among our multiple domestic and foreign offices. In addition, we intend to continue to increase our staff worldwide and to continue to improve the financial reporting and controls for our global operations. There can be no assurance that we will be able to successfully implement improvements to our management information and control systems in an efficient or timely manner or that, during the course of this implementation, we will not discover deficiencies in existing systems and controls. If we are unable to manage growth effectively, our business, results of operations and financial condition will be materially adversely affected.

DEPENDENCE ON GROWTH OF MARKET FOR MIDDLEWARE

  We sell our products and services in the middleware market. This market is emerging and is characterized by continuing technological developments, evolving industry standards and changing customer requirements. Our success is dependent in large part on large customers with substantial legacy mainframe systems accepting our middleware software products. Our future financial performance will depend in large part on continued growth in the number of companies extending their mainframe-based, mission-critical applications to an enterprise-wide distributed computing environment through the use of middleware technology. There can be no assurance that the market for middleware technology and related services will continue to grow. If the middleware market fails to grow or grows more slowly than we currently anticipate, or if we experience increased competition in this market, our business, results of operations and financial condition will be adversely affected.

DEPENDENCE ON KEY PERSONNEL AND NEED TO HIRE ADDITIONAL PERSONNEL

  We believe our future success will depend upon our ability to attract and retain highly skilled personnel including the Company's founders, Messrs. William T. Coleman III, Edward W. Scott, Jr., Alfred S. Chuang and key members of management. Competition for these types of employees is intense, and there can be no assurance that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining them in the future. As we seek to expand our global organization, the hiring of qualified sales, technical and support personnel will be difficult due to the limited number of qualified professionals. Failure to attract, assimilate and retain key personnel would have a material adverse effect on our business, results of operations and financial condition.

EXPANDING DISTRIBUTION CHANNELS AND RELIANCE ON THIRD PARTIES

  To date, we have sold our products principally through our direct sales force, as well as through indirect sales channels, such as ISVs, hardware OEMs, systems integrators, independent consultants and distributors. Our ability to achieve significant revenue growth in the future will depend in large part on our success in expanding our direct sales force and in further establishing and maintaining relationships with distributors, ISVs and OEMs. In particular, a significant part of our strategy is to embed our technology in products our ISV customers offer. We intend to seek distribution arrangements with other ISVs to embed our middleware technology in their products and expect that these arrangements will account for a significant portion of our revenues in future periods. There can be no assurance that we will be able to successfully expand our direct sales force or other distribution channels, secure license agreements with additional ISVs on commercially reasonable terms or at all, or otherwise further develop our relationships with distributors and ISVs. There also can be no assurance that any such expansion or additional license agreements would increase our revenues. Although we believe that our investments in the expansion of our direct sales force and in the establishment of other distribution channels through third parties ultimately will improve our operating results, to the extent that such investments are made and revenues do not correspondingly increase, our business, results of operations and financial condition will be materially and adversely affected.

  We rely on informal relationships with a number of consulting and systems integration firms to enhance our sales, support, service and marketing efforts, particularly with respect to implementation and support of our products as well as lead generation and assistance in the sale process. We will need to expand our relationships with third parties in order to support license revenue growth. Many such firms have similar, and often more established, relationships with our principal competitors. There can be no assurance that these and other third parties will provide the level and quality of service required to meet the needs of our customers, that we will be able to maintain an effective, long term relationship with these third parties, or that these third parties will continue to meet the needs of our customers.

RAPID TECHNOLOGY CHANGE; DEPENDENCE ON NEW PRODUCTS AND PRODUCT ENHANCEMENTS

  The market for our products is highly fragmented, competitive with alternative computing architectures and characterized by continuing technological development, evolving industry standards and changing customer requirements. The introduction of products embodying new technologies, the emergence of new industry standards or changes in customer requirements could render our existing products obsolete and unmarketable. As a result, our success depends upon our ability to enhance existing products, respond to changing customer requirements and develop and introduce in a timely manner new products that keep pace with technological developments and emerging industry standards. There can be no assurance that our products will adequately address the changing needs of the marketplace or that we will be successful in developing and marketing enhancements to our existing products or products incorporating new technology on a timely basis. Failure to develop and introduce new products, or enhancements to existing products, in a timely manner in response to changing market conditions or customer requirements, will materially and adversely affect the Company's business, results of operations and financial condition.

RISK OF SOFTWARE DEFECTS

  The software products we offer are internally complex and, despite extensive testing and quality control, may contain errors or defects, especially when we first introduced them. We may need to issue corrective releases of our software products to fix these defects or errors. These defects and errors could also cause damage to our reputation, loss of revenue, product returns or order cancellations, or lack of market acceptance of our products. Accordingly, these defects and errors could have a material and adverse effect on our business, results of operations and financial condition.

  Our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in our license agreements may not be effective as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. Although we have not experienced any product liability claims to date, sale in and supporting of our products entails the risk of such claims, which could be substantial in light of the use of such products in mission-critical applications. If a claimant successfully brings a product liability claim against us, it could have a material adverse effect on our business, results of operations and financial condition.

DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISK OF INFRINGEMENT

  Our success depends upon our proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. No assurance can be given that competitors will not successfully challenge the validity or scope of our patents or that such patents will provide a competitive advantage to us.

  As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners and into license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, third parties could copy or otherwise obtain and use our products or technology without authorization, or to develop similar technology independently. In particular, we have, in the past, provided certain hardware OEMs with access to our source code and any unauthorized publication or proliferation of this source code could materially adversely affect our business, operating results and financial condition. It is difficult for us to police unauthorized use of our products, and although we are unable to determine the extent to which piracy of our software products exists, software piracy is a persistent problem. Effective protection of intellectual property rights is unavailable or limited in certain foreign countries. There can be no assurance that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products or design around any patents or other intellectual property rights we hold.

  We do not believe that any of our products infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim the Company's current or future products infringe their rights. Any such claims, with or without merit, could cause costly litigation that could absorb significant management time, which could materially adversely effect our business, operating results and financial condition. Such claims might require us to enter into royalty or license agreements. If required, the Company may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us, which could have a material adverse effect upon the Company's business, operating results and financial condition.

CONTROL BY MANAGEMENT AND CURRENT STOCKHOLDERS

  As of July 31, 1998, BEA's officers and directors and their affiliates, in the aggregate, had voting control over approximately 62 percent of BEA's voting Common Stock. In particular, Warburg, Pincus Ventures, L.P. (Warburg) had voting control over approximately 49 percent of BEA's voting Common Stock and beneficially owned approximately 63 percent of BEA's Common Stock (which includes the non-voting Class B Common Stock owned by Warburg). As a result, these stockholders will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. The voting power of Warburg combined with BEA's officers and directors under certain circumstances could have the effect of delaying or preventing a change in control of BEA.

SIGNIFICANT LEVERAGE; DEBT SERVICE

  In connection with the sale of 4% Convertible Subordinated Notes (Notes), we incurred $250 million in long-term indebtedness. Our principal and interest payment obligations increase substantially because of this indebtedness. The degree to which we are leveraged could materially and adversely affect our ability to obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures. Our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.

  We will require substantial amounts of cash to fund scheduled payments of interest on the Notes, payment of the principal amount of the Notes, payment of principal and interest on our other indebtedness, future capital expenditures and any increased working capital requirements. If we cannot meet our cash requirements out of cash flow from operations, there can be no assurance that we will be able to obtain alternative financing. If we cannot obtain such financing, our ability to respond to changing business and economic conditions, to make future acquisitions, to absorb adverse operating results or to fund capital expenditures or increased working capital requirements may be adversely affected. If we do not generate sufficient increases in cash flow from operations to repay the Notes at maturity, we could attempt to refinance the Notes; however, such a refinancing may not be available on terms acceptable to us, if at all. Any failure by us to satisfy our obligations with respect to the Notes at maturity (with respect to payments of principal) or prior thereto (with respect to payments of interest or required repurchases) would constitute a default under the indenture entered into in connection with the issuance of the Note and could cause a default under agreements governing other indebtedness, if any, of BEA.